SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549
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                                   FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 19, 2004
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                       RAMTRON INTERNATIONAL CORPORATION
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             (Exact name of registrant as specified in its charter)

                                  Delaware
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      (State of or other jurisdiction of incorporation or organization)

                                  0-17739
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                          (Commission File Number)

                                84-0962308
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                  (I.R.S. Employer Identification Number)

   1850 Ramtron Drive, Colorado Springs, Colorado 80921  (719) 481-7000
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  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

ITEM 7  -  FINANCIAL STATEMENTS AND EXHIBITS:

     (a)  Financial Statements - Not Applicable
     (b)  Pro-Forma Financial Information - Not Applicable
     (c)  Exhibits:

                99.1   Press Release dated February 19, 2004.

ITEM 12 - RESULTS OF OPERATIONS AND FINANCIAL CONDITIONS

Ramtron International Corporation announced today its results for the fourth quarter and full year ended December 31, 2003. Revenue for the fourth quarter totaled $11.8 million, compared with $11.5 million for the same quarter of 2002. Fourth-quarter net income applicable to common shares was $566,000, or $0.02 per share, compared with a net loss of $149,000, or a loss of $0.01 per share, a year earlier.

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FRAM business revenue for the fourth quarter of 2003 was $7.8 million, compared with $7.0 million for the same quarter of 2002. Revenue from the company's dynamic random access memory (DRAM) subsidiaries totaled $4.0 million, compared with $4.5 million a year earlier. The company reported $148,000 in license and development fees for fourth-quarter 2003, compared with $2.0 million for the same quarter of 2002.

For the full year ended December 31, 2003, Ramtron's revenue totaled $42.4 million, compared with $50.5 million for 2002. Net loss was $9.5 million, or a loss of $0.43 per share, compared with a net loss of $1.9 million, or a loss of $0.09 per share, for the prior year. The full-year net loss included charges of $3.8 million for the impairment of goodwill and $1.7 million for the impairment of certain intangible assets.

A copy of the Company's press release containing its reported results is attached hereto as Exhibit 99.1 and incorporated herein by reference.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           RAMTRON INTERNATIONAL CORPORATION

                                           By:  /S/ LuAnn D. Hanson
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                                              LuAnn D. Hanson
                                              Chief Financial Officer
Dated February 19, 2004

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